CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
Exhibit 10.43

SUBLEASE

THIS SUBLEASE (this “Sublease”) is entered into this 6th day of December, 2010 by and between MAYER BROWN LLP, an Illinois limited liability partnership (“Sublandlord”), and FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Subtenant”).

WITNESSETH:

WHEREAS, pursuant to an office lease dated October 16, 2007 (as amended by the amendments and other agreements listed on Exhibit A attached hereto and incorporated herein, the “Prime Lease”) by and between 1925 K Associates, LLC, a Delaware limited liability company (“1925 K”) and Sublandlord, 1925 K leased to Sublandlord certain space located in the building known as 1999 K Street, N.W., Washington, D.C. 20006 (the “Building”), which leased space is further described in the Prime Lease (the “Prime Lease Premises”);

WHEREAS, 1925 K has subsequently sold the Building and assigned its interest in the Prime Lease to Deka USA K Street LP, a Delaware limited partnership (“Landlord”); and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, certain space in the Prime Lease Premises, and Landlord has consented or will consent to such subleasing on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Subleasing of the Premises.  Sublandlord does hereby sublease, sublet and demise unto Subtenant, and Subtenant does hereby sublease and rent from Sublandlord, upon and subject to the provisions of this Sublease, approximately [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST] rentable square feet of space located within the Prime Lease Premises and consisting of the entire fourth (4th) floor of the Building, as outlined on the floor plan attached hereto and incorporated herein as Exhibit B (the “Premises”).

2.           Term.  Subject to the other provisions hereof, this Sublease shall be effective and continue in full force and effect from the date first written above (the “Effective Date”).  The term of this Sublease (the “Term”) shall commence on October 1, 2011 (the “Commencement Date”), and expire on 11:59 p.m. of August 30, 2024 (the “Expiration Date”) unless sooner terminated as hereinafter provided.  Each twelve (12) month period within the Term shall be referred to herein as a “Sublease Year.” The first (1st) Sublease Year shall commence on the Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Commencement Date.  Each subsequent Sublease Year shall commence on the date immediately following the last day of the preceding Sublease Year and shall continue for a period of twelve (12) full calendar months, except that the last Sublease Year of the Term shall terminate on the date this Sublease expires or is otherwise terminated.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

3.           Delivery of Possession of Premises.

(a)           Upon Sublandlord’s receipt of Landlord’s consent in accordance with Section 31, Sublandlord shall deliver the Premises to Subtenant in their “as is” condition.  Sublandlord shall not be required to make for the benefit of Subtenant any improvements to or repairs of any kind or character in or to the Premises or the Building, subject to Section 8 of this Sublease.

(b)           All work necessary to prepare the Premises for occupancy by Subtenant (including, without limitation, any telephone and data cabling and the installation of fixtures) (collectively, the “Subtenant’s Work”) shall be performed by Subtenant at its own expense, subject to the application of the “Improvement Allowance” in accordance with (and as defined in) the Work Letter attached as Exhibit C to this Sublease.  From and after Sublandlord’s delivery of the Premises, Subtenant shall be entitled to enter the Premises for the sole purpose of completing the Subtenant’s Work, and Subtenant covenants and agrees that such occupancy shall be deemed to be under all the provisions, terms, covenants, agreements, obligations and conditions of this Sublease, including the obligation to maintain insurance in accordance with the terms of the Sublease, but excluding the obligation to pay Rent, and provided further that Subtenant does hereby agree to indemnify, defend and hold Sublandlord harmless from any and all liability, loss or damage arising from any injury to the Premises, the Building or the property of Sublandlord, its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons arising out of Subtenant’s performance of the Subtenant’s Work, except to the extent any such loss, damage, liability, death or personal injury was caused by Sublandlord’s negligence.

(c)           Notwithstanding the foregoing, if the Subtenant’s Work is completed prior to the Commencement Date, Subtenant shall be entitled to the full beneficial use and occupancy of the Premises during the period between the completion of Subtenant’s Work and the Commencement Date (the “Early Occupancy Period”), and Subtenant covenants and agrees that such occupancy shall be deemed to be under all the provisions, terms, covenants, agreements, obligations and conditions of this Sublease, including the obligation to maintain insurance in accordance with the terms of the Sublease, but excluding the obligation to pay Rent, except that (i) Subtenant shall pay to Sublandlord during the Early Occupancy Period, in lieu of Rent, an amount equal to [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST] per month (the “Early Occupancy Payment”) until the Commencement Date, and (ii) the Early Occupancy Period shall not commence prior to August 1, 2011.  Should the Early Occupancy Period not commence on the first day of the month, then the first month’s Early Occupancy Payment shall be pro-rated accordingly.  Each Early Occupancy Payment shall be payable in advance and without demand, notice or offset, on the first day of each calendar month during the Early Occupancy Period at such address as Sublandlord may from time to time designate in writing to Subtenant.  Any Early Occupancy Payment not paid within five (5) days of the due date thereof shall be subject to a late charge of five percent (5%) of such payment.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

4.           Security Deposit.

(a)           Subtenant shall pay to Sublandlord the sum of [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST] (“Security Deposit”), on or before the date that Sublandlord delivers the Premises to Subtenant in accordance with Section 3(a), as security for Subtenant’s full and faithful performance of all covenants and conditions contained in the Sublease.  Sublandlord shall deposit the Security Deposit into a segregated account identified as the repository of a security deposit.  If a Default by Subtenant occurs under this Sublease, including, but not limited to, payment of the Base Rent, Sublandlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any such Base Rent in default, or for any other sum which the Sublandlord may expend or be required to expend by reason of Subtenant’s Default, including, without limitation, any damages or deficiency which shall have occurred before or after re-entry by Sublandlord.  The Security Deposit may not be used or applied by Subtenant as a substitute for any rent due, but may be so applied by Sublandlord at any time after the occurrence of a Default by Subtenant, at Sublandlord’s sole option.  The use, application or retention of the Security Deposit, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law (it being intended that the Sublandlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled.  If any of the Security Deposit shall be so used, applied or retained by Sublandlord at any time or from time to time, Subtenant shall promptly, in each such instance, on written demand therefor by Sublandlord, pay the Sublandlord such additional sum in cash as may be necessary to restore the Security Deposit to the original amount set forth in the first sentence of this section (or the reduced amount set forth in Section 4(b) below, as applicable).  Provided that (i) Subtenant has delivered exclusive possession of the Premises to Sublandlord in the condition required by this Sublease, (ii) no Default exists under this Sublease, and (iii) no act, event or condition exists which, with notice or the passage of time, would constitute a Default under this Sublease, Sublandlord shall return the Security Deposit, or any balance thereof, to Subtenant within thirty (30) days after the later of: (a) the Expiration Date or earlier termination of the Term of this Sublease and (b) the date by which Subtenant has vacated the Premises in accordance with the terms hereof.  Except as otherwise required by law, Subtenant shall not be entitled to any interest on the Security Deposit.  In the event of a transfer of Sublandlord’s interest in the Prime Lease, Sublandlord shall have the right to transfer the Security Deposit to the transferee, whereupon Sublandlord shall be released from all liability for the return of the Security Deposit.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(b)          As of April 1, 2012, provided that no Default then exists under the Sublease, Sublandlord agrees that the Security Deposit shall be reduced to [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST], and the difference between the unapplied portion of the original Security Deposit and the reduced Security Deposit shall be returned to Subtenant within five (5) business days after such reduction takes effect.

5.           Base Rent.

(a)           Subtenant, in consideration for the subleasing of the Premises for the Term, agrees to pay to Sublandlord an annual rent (“Base Rent”) for the Term of [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST] per rentable square foot of the Premises per Sublease Year, or $1,160,838.75, payable in equal monthly installments of $96,736.56, and subject to increase as set forth below. For each Sublease Year or portion thereof during the Term, commencing on the first day of the second (2nd) Sublease Year and on the first day of each succeeding Sublease Year thereafter, Base Rent shall be increased by an amount equal to [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]% of the total amount of Base Rent paid by Subtenant in the preceding Sublease Year (as such Base Rent may have been increased under the provisions of this Section and without giving effect to [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]), it being agreed by Sublandlord and Subtenant that such increases shall be cumulative.

(b)           The Base Rent shall be as set forth in the schedule below (the “Rent Schedule”), which shall prevail if there is any inconsistency between the text above and the schedule below:

Date	Base Rent per Rentable Square Foot of the Premises	Annual Base Rent	Monthly Base Rent
Lease Year 1	**	$1,160,838.75	$96,736.56
Lease Year 2	**	**	**
Lease Year 3	**	**	**
Lease Year 4	**	**	**
Lease Year 5	**	**	**
Lease Year 6	**	**	**
Lease Year 7	**	**	**
Lease Year 8	**	**	**
Lease Year 9	**	**	**
Lease Year 10	**	**	**
Lease Year 11	**	**	**
Lease Year 12	**	**	**
Lease Year 13 (11 months)	**	** (11 months)	**
** [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]

(c)           [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST].

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

6.           Rent Payments.  The monthly installments of Base Rent shall commence on the Commencement Date.  All such monthly installments shall be payable in advance and without demand, notice or offset, on the first day of each calendar month during the Term at such address as Sublandlord may from time to time designate in writing to Subtenant.  If this Sublease terminates or expires with respect to all or any part of the Premises prior to the end of a Sublease Year, then the Base Rent and Additional Sublease Rent (as defined below) shall be prorated to reflect such termination or expiration for the partial Sublease Year.   Any payment of rent not paid within five (5) days of the due date thereof shall be subject to a late charge of five percent (5%) of such payment.  Notwithstanding the foregoing, Sublandlord agrees to waive imposition of the above-described late charge on up to one (1) occasion in any twelve (12) month period, provided Subtenant tenders the overdue payment to Landlord within five (5) business days after Subtenant's receipt of written notice from Sublandlord stating that the payment was not received when due.

7.           Additional Rent.

(a)           Commencing on the first (1st) anniversary of the Commencement Date, Subtenant shall also pay to Sublandlord (together with the payment of each monthly installment of Base Rent payable under this Sublease), as additional rent hereunder, Subtenant’s Proportionate Share (as hereinafter defined) of “Tenant’s Share” of “Operating Expenses,” “Office Maintenance Costs” and “ Real Estate Taxes” (as each such term is defined in the Prime Lease) payable by Sublandlord in excess of those paid under the Prime Lease by Sublandlord for the Base Year (as hereinafter defined)(the “Additional Sublease Rent”).  Subtenant shall pay the Additional Sublease Rent in monthly installments, based on estimates provided by the Landlord, all in accordance with Section 5 of the Prime Lease.  If less than ninety-five percent (95%) of the rentable area of the Building is occupied during any calendar year period (including the Base Year), then the variable portion of Additional Sublease Rent for such period shall be deemed to be equal to the total of the variable portion of Additional Sublease Rent which would have been incurred by Sublandlord if ninety-five percent (95%) of the rentable area of the Building had been occupied for the entirety of such calendar year with all tenants paying full rent, as contrasted with free rent, half rent or the like; provided, however, that in no event shall Sublandlord be entitled to recover from Subtenant as Additional Sublease Rent more than 100% of the increase in Operating Expenses, Office Maintenance Costs, and Real Estate Taxes allocable to the Premises and actually paid by Sublandlord under the Prime Lease (plus the Excess Consumption Rent, if applicable).  As used herein, “Subtenant’s Proportionate Share” shall be [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST]%, and the “Base Year” shall be calendar year 2011.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Notwithstanding anything to the contrary contained in this Sublease, Sublandlord may elect, at Sublandlord’s cost, to have Subtenant’s electrical consumption at the Premises monitored by a separate meter.  If Sublandlord determines at any time that Subtenant’s actual electrical consumption exceeds five (5) watts per rentable square foot in the Premises (“Excess Consumption”), then the Additional Sublease Rent payable hereunder for the then-current Sublease Year and all remaining Sublease Years during the Term shall be increased to include the actual cost of the Excess Consumption (the “Excess Consumption Rent”).  Subtenant covenants and agrees that at all times during the term of this Sublease, Subtenant’s electrical consumption shall never exceed that capacity of the mains, feeders, ducts, conduits, and wires bringing the same to the Premises.

(b)           Within ten (10) days after receipt of an invoice from Sublandlord, Subtenant shall also reimburse Sublandlord for any other additional rent or charges incurred by Sublandlord in accordance with the terms of the Prime Lease, which rent or charges were for services requested by Subtenant or otherwise incurred with respect to the Premises under the existing provisions of the Prime Lease, as and when such additional rent or charges are payable by Sublandlord to Landlord pursuant to the Prime Lease (except to the extent such additional rent or charges were voluntarily incurred by Sublandlord without Subtenant’s consent); provided, however, that nothing herein shall obligate Subtenant to pay any Operating Expenses, Office Maintenance Costs, or Real Estate Taxes except to the extent provided in Section 7(a).

(c)           Any liquidated sum owed or reimbursable by Subtenant to Sublandlord under this Sublease (excluding Base Rent), including without limitation the Additional Sublease Rent (and the Excess Consumption Rent, if applicable), shall be considered “Additional Rent” payable, without diminution, set-off or deduction.  In the event of any dispute concerning the computation of the amount of any Additional Rent due, Subtenant shall pay the amount specified by Sublandlord pending the resolution of the dispute, and such payment shall be without prejudice to Subtenant’s right to continue to challenge the disputed computation.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

8.           Services.

(a)           Subtenant shall pay Sublandlord upon demand such additional amounts as are necessary to recover additional costs incurred by Sublandlord in performing or providing nonstandard janitorial services, maintenance, security, utilities or other services or requirements of Subtenant, but nothing herein shall require Sublandlord to provide such services, maintenance, security, utilities or requirements.  Sublandlord agrees to transmit Subtenant's requests for such services to Landlord (unless Landlord agrees to accept such requests directly from Subtenant).

(b)           Subtenant acknowledges that Sublandlord does not control the operation of the Building or the furnishing of utilities and services therein or to the Premises, and Subtenant agrees and acknowledges that Sublandlord shall have no obligation or responsibility whatsoever to provide or perform any utility, service, repair, alteration or similar obligation which is the obligation of Landlord to provide or perform pursuant to the provisions and terms of the Prime Lease (the “Prime Lease Services”).  Accordingly, all of the agreements and obligations of Sublandlord under this Sublease, express or implied, including, without limitation, all agreements and obligations to furnish utilities or services, are expressly dependent upon the performance and observation by the Landlord of its agreements and obligations under the Prime Lease.  Subtenant hereby releases Sublandlord from the performance or observance of any agreement or obligation of Landlord under the Prime Lease and agrees that if the Landlord shall default in the performance or observance of any such agreement or obligation under the Prime Lease, either for the furnishing of Prime Lease Services or otherwise, Sublandlord shall not be liable therefor to Subtenant.  Any condition resulting from such default by the Landlord shall not constitute an eviction, actual or constructive, and Subtenant shall not be entitled to cancel this Sublease or to otherwise modify, release or alter its obligations hereunder.

(c)           Notwithstanding the provisions of Section 8(b), Sublandlord shall use commercially reasonable efforts to enforce performance by Landlord of its obligations and responsibilities under the Prime Lease. If any act, omission or failure by Landlord under the Prime Lease, including any failure by Landlord to provide the Prime Lease Services, results in any loss, cost, damage or expense to Subtenant (collectively, a “Subtenant Loss”), then (i)  Sublandlord shall use commercially reasonable efforts, without cost or expense to Sublandlord , to obtain reimbursement from Landlord for such Subtenant Loss, which reimbursement shall be remitted to Subtenant, and (ii) if any such act, omission or failure of Landlord entitles Sublandlord to an abatement of rent under the Prime Lease, Subtenant shall have a corresponding right to abatement of Rent with respect to the Premises.

9.           Care and Surrender of Premises.  Subtenant shall maintain the Premises in good repair and condition, shall not commit or allow any waste or damage to be committed on any portion of the Premises, and shall comply with all laws, orders and regulations which are imposed on Sublandlord, as tenant under the Prime Lease, and which are applicable to the Premises.  At the termination of this Sublease, by lapse of time or otherwise, Subtenant shall deliver the Premises to Sublandlord in the same condition as the Premises were in on the Commencement Date, broom clean, in good order and condition, ordinary wear and tear excepted.  Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all loss, cost, expense or liability resulting from the failure of, or the delay by, Subtenant in so surrendering the Premises on or before the Expiration Date, including, without limitation, any claims made by Landlord or any succeeding subtenant founded on such failure.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

10.         Restoration of Space.  On or before the Expiration Date, or earlier termination of this Sublease, Subtenant shall remove from the Premises, at its expense, all of its personal property.  All fixtures, equipment, improvements and installations which Subtenant attached to, or built into, the Premises during the Term of this Sublease (which shall not be attached to or built into the Premises without the express written approval of Sublandlord as set forth herein and Landlord (if required in the Prime Lease)) (“Property”), are deemed the property of Sublandlord or Landlord, and upon termination or expiration of this Sublease, shall remain part of the Premises; provided, however, that Subtenant shall have the obligation to remove any of the Property if so directed by Sublandlord or by Landlord pursuant to the terms of the Prime Lease.  Notwithstanding the foregoing, unless Sublandlord has exercised a right to extend or renew the term of the Prime Lease, Sublandlord shall not require Subtenant to remove any of the Property from the Premises except to the extent such removal is required by Landlord.  Without limiting the foregoing, Subtenant shall remove any cabling and wire installed by Subtenant at the Premises upon the expiration or earlier termination of this Sublease.  In the event of such removal, Subtenant agrees promptly to reimburse Sublandlord for the cost of necessary repairs required as the result of damage from such removal done to the Premises or the Building so as to restore the Premises or the Building to the condition required herein.  All Property permitted or required to be removed by Subtenant upon the Expiration Date or earlier termination of this Sublease remaining on the Premises after such Expiration Date or sooner termination shall be deemed abandoned and may, at the election of the Sublandlord, either be retained as Sublandlord’s property or may be removed from the Premises by Sublandlord at Subtenant’s expense.  Any such expenses described herein shall be paid to Sublandlord upon demand therefor, and shall be deemed rent collectible by Sublandlord in the same manner and with the same remedies as though such sums constituted Base Rent.

11.         Subordination.  This Sublease is and shall be subject and subordinate to the Prime Lease and any and all ground or underlying leases affecting the Building or the land underlying the Building, and to all mortgages which may now or hereafter encumber or affect such leases, land and Building, and to all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages.  The provisions of this Section shall be self-operative and shall require no further consent or agreement by Subtenant.  Subtenant agrees, however, to execute within ten (10) business days of delivery any consent or agreement reasonably requested by Sublandlord or Landlord or any such lessor or mortgagee in connection with this Section.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

12.         Assignment; Subletting.

(a)           Subtenant shall not voluntarily, by operation of law, or otherwise, directly or indirectly, assign, collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Sublease, or any of Subtenant’s rights or interests hereunder, and Subtenant shall not permit the use or occupancy of the Premises by anyone other than Subtenant.  Any attempt to do any of the foregoing shall be void and of no effect and shall be a Default under this Sublease.

(b)           Except as provided in Section 12(c) below, Subtenant shall not sublease the Premises, or any portion of the Premises, without the prior written consent of Sublandlord.  Any proposed sublease shall also be subject to the approval by Landlord in accordance with the Prime Lease.

(c)           Notwithstanding the foregoing, Sublandlord shall not unreasonably withhold, condition, or delay its consent to a proposed sublease to an unrelated third party, provided that (i) Subtenant notifies Sublandlord of the proposed sublease at least thirty (30) days prior to the effective date thereof, (ii) the proposed sublease satisfies the requirements set forth in Sections 12(d) and (g) below, and (iii) after giving effect to the proposed sublease, there are not more than three (3) occupants of the Premises (including Subtenant), the parties acknowledging that Sublandlord shall have the right to approve or disapprove, in Sublandlord’s sole discretion, any sublease that does not satisfy the foregoing requirements.

(d)           All proposed subleases by Subtenant shall be in form and substance reasonably satisfactory to Sublandlord and shall contain, inter alia, the following provisions: (i) any sublease shall be for a term expiring not later than the expiration of the Term, and shall include provisions that (A) the sublease is expressly subject to the terms and provisions of this Sublease and the Prime Lease, (B) the subtenant will perform and observe the provisions of this Sublease (other than the rental obligations of Subtenant) as it applies to the portion of the Premises sublet, and a failure to do so will constitute a default by Subtenant hereunder (unless Subtenant performs such provisions and cures any such non-observance within the time periods required of Subtenant hereunder), (C) the sublease will terminate automatically upon the termination of this Sublease or the Prime Lease, and (D) upon termination of this Sublease or the Prime Lease, subtenant will vacate and surrender the sublet area as and in the condition required by this Sublease, regardless of any contrary provision contained in the sublease, and (ii) any such sublease shall specify that the sublease shall not be further assigned, nor the subleased premises further sublet without the prior consent of Sublandlord and Landlord as provided herein.  The consent by Sublandlord to any subletting to any person or entity shall not be construed as a waiver or release of Subtenant from any provision of this Sublease or any of its obligations under this Sublease, unless expressly agreed to in writing by Sublandlord (it being understood that Subtenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such subtenant constitute a waiver or a release of Subtenant from any such provision or obligation.  No consent by Sublandlord to any such subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(e)           Notwithstanding anything to the contrary in this Sublease, Subtenant acknowledges and agrees that its sole remedy with respect to any assertion that Sublandlord’s failure to consent to any subletting is unreasonable shall be that of specific performance, plus, if the proposed subtenant elects not to proceed with a sublease because of Sublandlord’s unreasonable failure to consent, Subtenant’s actual damages, provided, however, that (i) Sublandlord shall have no liability under this provision unless Sublandlord was required to be reasonable pursuant to Section 12(c) of this Sublease, and (ii) in no event shall Sublandlord be liable for any consequential or punitive damages.  Subtenant shall have no other claim or cause of action against Sublandlord as a result of Sublandlord’s actions in refusing consent thereto, Subtenant hereby waiving all other rights and remedies.

(f)           Any subletting which does not comply with the provisions of this Section 12 shall be automatically void and of no force and effect.

(g)           During the first two (2) years of the Term, Subtenant shall not sublease or offer to sublease any portion of the Premises, other than pursuant to a Permitted Sublease (as hereinafter defined).  After the last day of the second (2nd) year of the Term, Subtenant shall not sublease or offer to sublease any portion of the Premises to any tenant not in keeping with the image of the Building.  As used herein, a “Permitted Sublease” means a sublease of a portion of the Premises, not to exceed 5,000 rentable square feet, to a single tenant that is in keeping with the image of the Building.

(h)           Notwithstanding any permitted subletting, Subtenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent herein specified, and for compliance with all of its other obligations under the terms, provisions and covenants of this Sublease as principal and not as a guarantor or surety.  If a Default by Subtenant exists hereunder, Sublandlord may, at its sole option, collect directly from such subtenant all rents due and becoming due to Subtenant under such sublease and apply such rent against Rent due to Sublandlord from Subtenant hereunder.  No such collection shall be construed to constitute a novation or release of Subtenant from the performance of Subtenant’s obligations hereunder.

(i)           If Subtenant requests that Sublandlord review a proposed sublease agreement, Subtenant will pay to Sublandlord on demand (i) an administrative fee of $300.00, which amount may be adjusted from time to time by Sublandlord upon notice to Subtenant to reflect better its administrative costs, and (ii) a sum equal to all of Sublandlord’s actual out-of-pocket reasonable costs, including, without limitation, attorneys’ fees and all other amounts payable to Landlord under the Prime Lease, incurred in connection with Sublandlord’s or Landlord’s review of the proposed sublease

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(j)           Unless mandated or approved by the U.S. Congress, the sale or transfer, in the aggregate, of a controlling interest in Subtenant from and after the date hereof, in one or a series of transactions, to one or more persons, and the sale or transfer of direct or indirect management control of Subtenant, shall constitute an assignment of the Sublease for purposes of this Section 12; provided, however, that this provision shall not apply to any corporation, all of the outstanding voting stock of which is either (a) listed on a national securities exchange as defined in the Securities Exchange Act of 1934 or (b) held by institutions of the Farm Credit System and registered under the Securities Exchange Act of 1934.  Unless mandated or approved by the U.S. Congress, the merger or consolidation of Subtenant into or with any other entity, the sale of all or substantially all of Subtenant’s assets, or the dissolution of Subtenant shall each be deemed to be an assignment within the meaning of this Section 12.  Furthermore, any portion of the Premises occupied by any operating subsidiary of Subtenant shall for all purposes of this Section 12 be deemed to be occupied by Subtenant (and not by a sub-subtenant or other occupant), so long as such portion of the Premises is not separately demised from the portion of the Premises occupied by Subtenant.

(k)           In the event that all or any portion of the Premises is subleased in accordance with the terms of this Section 12, Subtenant shall pay to Sublandlord as additional rent, as and when received by Subtenant, an amount (“Excess”) equal to [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST] of the amount, if any, by which (a) the net amount of all sums paid to Subtenant by or on behalf of such subtenant under the sublease, including, without limitation, any increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Subtenant’s fixtures to the extent in excess of the then-fair market value thereof, services provided by Subtenant to transferee, leasehold improvements, furniture and other personal property to the extent in excess of the then-fair market value thereof, or any other form of consideration with the use and occupancy of the Premises (and if the subleased space does not constitute the entire Premises, the existence of such Excess shall be determined on a pro rata basis) after deducting therefrom all costs and expenses incurred by Subtenant in connection with said Sublease, including, without limitation, marketing costs, brokerage commissions and fees, tenant improvement costs, allowances, inducement payments, architectural and engineering fees and the like, exceeds (b) the Base Rent and Additional Rent paid by Subtenant under this Sublease and attributable to the portion of the Premises sublet.  Subtenant expressly waives any right that it might have to retain such Excess pursuant to the provisions of Section 365(f) of the Bankruptcy Code.  Sublandlord shall have the right to inspect and audit Subtenant’s books and records relating to any sublease.  On Sublandlord’s request, Subtenant shall furnish a complete statement describing in detail the computation of any Excess that Subtenant has derived or will derive from the sublease.  If the Excess for any sublease has been understated, Subtenant shall, within thirty (30) days after demand, pay the deficiency to Sublandlord.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

13.         Default.  This Sublease is subject to the limitation that if at any time during the Term any one or more of the following events (“Default”) shall occur:

(a)           Subtenant fails to pay any item of Base Rent and/or Additional Rent, or any other charge or sum required to be paid by Subtenant under this Sublease, where such failure continues for five (5) days after delivery of written notice by Sublandlord to Subtenant of such failure; provided, however, that notwithstanding the foregoing, if Sublandlord has delivered such notices of non-payment on two (2) occasions during any Sublease Year, such notice requirement and the five (5) day notice period shall not be applicable to any payment of Base Rent, Additional Rent or other charge or sum due under this Sublease during the remainder of such Sublease Year; or

(b)           Subtenant fails to perform or observe any of its other requirements under this Sublease and such failure shall continue for a period of twenty (20) days after written notice thereof from Sublandlord to Subtenant, or such longer period, not to exceed sixty (60) days, as may be reasonably required to cure such violation or failure, provided Subtenant is diligently pursuing such cure and provided further that the continuance of which will not subject Sublandlord or Landlord to the risk of criminal liability or termination of the Prime Lease or foreclosure of any mortgage; or

(c)           Subtenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. et seq., as it may be amended (or similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Subtenant and such proceeding is not dismissed within sixty (60) days after the filing thereof; or

(d)           Subtenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment for the benefit of creditors, or if a receiver, trustee or similar agent is appointed or takes possession with respect to any property of Subtenant; or

(e)           The leasehold hereby created is taken on execution or other process of law in any action against Subtenant;

then, and in any such case, Sublandlord shall have the right to exercise all remedies set forth in the Prime Lease as if this Sublease were the “Lease,” Sublandlord were “Landlord,” Subtenant were “Tenant,” the Premises were the “Premises,” all monies due by Subtenant to Sublandlord under this Sublease were the “Rent,” Base Rent were the “Monthly Base Rent,” Additional Rent were the “Additional Rent,” and the Term were the “Term”. The rights and remedies granted to Sublandlord herein are cumulative and in addition to any others Sublandlord may be entitled to at law or in equity.

14.         Notice and Cure Periods.  Subject to the provisions of Section 13, but notwithstanding anything else to the contrary in this Sublease, each and every time limit contained in the Prime Lease for the giving of notices, making of demands, making of payments, performance of acts or for the exercise of any rights, remedies or options by the tenant thereunder, shall be shortened by five (5) days for the purposes of this Sublease, so that in each instance Subtenant shall have five (5) days less time than Sublandlord has under the Prime Lease; provided that in no case shall the cure period afforded to Subtenant be less than five (5) business days.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

15.         Subtenant Insurance Obligation.

(a)           Subtenant shall maintain a policy fully insuring Subtenant’s property and equipment in the Premises against fire and other casualty at full replacement value (“Hazard Policy”) and shall maintain a policy of commercial general liability insurance with a combined single limit of at least Five Million Dollars ($5,000,000) (which limit may be achieved by any combination of primary and umbrella coverage). All such policies will be obtained from companies reasonably acceptable to Sublandlord; and Subtenant shall cause Sublandlord, Landlord, Landlord’s managing agent, Vornado Realty Trust, Vornado Realty L.P. and any designee of Landlord to be named as an additional insured under such commercial general liability policy.  Subtenant shall deliver certificates of insurance to Sublandlord at execution and upon each renewal of the policy(ies), evidencing coverage required hereunder.

(b)           The Hazard Policy shall contain an endorsement pursuant to which the insurance company waives subrogation against Landlord and Sublandlord.  Subtenant hereby releases Sublandlord and Landlord to the limits of the coverage of the Hazard Policy (or the coverage that would have existed had Subtenant carried the Hazard Policy as required hereunder) with respect to any claim (including a claim for negligence) which it might otherwise have against Sublandlord and Landlord for loss, damage or destruction with respect to its property by fire or other casualty.  All insurance policies required of Subtenant hereunder shall provide that Sublandlord and Landlord will be given at least thirty (30) days’ prior written notice of any cancellation or amendment in the policy, or any other expiration or defaults thereunder (except that not less than ten (10) days’ prior written notice shall be sufficient in the case of cancellation for non-payment of premium).  Any Hazard Policy maintained by Sublandlord with respect to the Prime Lease Premises shall contain an endorsement pursuant to which the insurance company waives subrogation against Subtenant.  Sublandlord hereby releases Subtenant to the limits of the coverage of such Hazard Policy (or the coverage that would have existed had Sublandlord carried the Hazard Policy as required under the Prime Lease) with respect to any claim (including a claim for negligence) which it might otherwise have against Subtenant for loss, damage or destruction with respect to its property by fire or other casualty.

16.         Sublandlord’s Entry.  Sublandlord shall have the right, at reasonable times and upon reasonable notice (except in an emergency), to enter upon the Premises (i) to examine and inspect the Premises and exercise its rights hereunder (including, without limitation, the rights set forth in Section 5(n) of the Work Letter) and (ii) during the last twelve (12) months of the Term, to exhibit the Premises to prospective subtenants.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

17.         Indemnities.  Subtenant shall indemnify and save harmless Sublandlord, its partners, officers, directors, employees and agents, and the Landlord, its partners, officers, directors, employees and agents, from and against any and all damages, liabilities, costs and expenses that arise by reasons of injury to or death of any person or damage to or loss of property occurring on, in or about the Premises or Building by reason of any claim of whatsoever nature of any person or party (other than Sublandlord) occasioned by any negligence or willful misconduct on the part of Subtenant, or by any employee, director, officer, servant, agent, contractor, invitee, guest, assignee or subtenant of Subtenant or by any breach, violation or nonperformance of any covenant of Subtenant under this Sublease.  Subtenant’s obligation under this Section shall survive the termination of this Sublease and shall not be limited to the limits or coverage of insurance maintained or required to be maintained by Subtenant under this Sublease, except that Subtenant’s obligation under this Section shall not include or extend to any negligence or willful misconduct by Sublandlord.

Sublandlord shall indemnify and save harmless Subtenant, its officers, directors, employees and agents, from and against any and all damages, liabilities, costs and expenses that arise by reasons of injury to or death of any person or damage to or loss of property occurring on, in or about the Premises or Building by reason of any claim of whatsoever nature of any person or party (other than Subtenant) occasioned by any negligence or willful misconduct on the part of Sublandlord, or by any partner, employee, director, officer, servant, agent, contractor, invitee, guest, assignee or subtenant of Sublandlord or by any breach, violation or nonperformance of any covenant of Sublandlord under this Sublease.  Sublandlord’s obligation under this Section shall survive the termination of this Sublease and shall not be limited to the limits or coverage of insurance maintained or required to be maintained by Sublandlord under this Sublease, except that Sublandlord’s obligation under this Section shall not include or extend to any negligence or willful misconduct by Subtenant.

18.         [Intentionally Omitted]

19.         Waiver of Liability by Subtenant.  Sublandlord, its partners, officers, directors,  employees and agents shall not be liable to Subtenant for any injury to or death of persons or for any loss of or damage to property of Subtenant or of others, regardless of whether such loss or damage is occasioned by casualty, theft or any other cause of whatsoever nature, except to the extent arising out of the willful misconduct or negligence of Sublandlord.  In no event, however, shall Sublandlord have any liability to Subtenant for any indirect or punitive damages or consequential losses.  In no event shall Sublandlord be liable as the result of the acts or omissions of Subtenant or any other subtenant of the Building, except to the extent arising out of the willful misconduct or negligence of Sublandlord.  All personal property placed upon the Premises by Subtenant shall be at the risk of Subtenant only, and Sublandlord shall not be liable for any damage thereto or theft thereof.  The foregoing provisions shall be subject to the waiver of subrogation provisions set forth in Section 15(b) of this Sublease.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

20.         Condition of Premises; Alterations.

(a)           Subtenant agrees to accept the Premises in its “as is” condition, broom clean.  Sublandlord makes no representations or warranties concerning the Premises except as specifically set forth in this Sublease.

(b)           After the completion of the Subtenant’s Work, Subtenant may make additional non-structural changes, installations, additions, improvements, fixed decorations, substitutions, replacements or modifications to the Premises (collectively, “Alterations”), subject to the prior written approval of Sublandlord (which approval shall not be unreasonably withheld, conditioned or delayed) and, to the extent required under the Prime Lease, Landlord; provided, however (a) no such approval shall be required for Cosmetic Alterations costing not more than $50,000.00 during any 12-month period, and (b) Subtenant shall have no right to make any Alterations that, in Sublandlord’s reasonable judgment may (i) adversely affect the structural integrity or safety of the Building, (ii) materially adversely affect any of the electrical, heating, ventilating, air conditioning, plumbing or mechanical or other systems of the Building or the functioning thereof, (iii) be or become visible from the exterior of the Building or from any of the common or public areas thereof, or (iv) materially interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building.  If Sublandlord and Landlord consent to any Alterations, Sublandlord and Landlord may impose any conditions they reasonably deem appropriate, including, without limitation, the Sublandlord’s reasonable approval (and Landlord’s approval) of all contracts, plans and specifications, contractors and subcontractors, performance or supervision of the work by Landlord or its agents, or by Landlord’s architect or contractor (if Landlord has such right pursuant to the Prime Lease), satisfactory evidence from Subtenant of Subtenant’s ability to pay for such Alterations, and the requirement that, to the extent required pursuant to Section 10, any such Alterations be removed from the Premises (and the Premises be restored to their original layout) prior to the expiration of the term of the Sublease.

21.         Parking.  Sublandlord agrees to arrange for up to fourteen (14) permits for unreserved parking in the Building’s garage for Subtenant or Subtenant's employees, and Sublandlord shall use reasonable efforts to arrange for up to five (5) of such spaces to be reserved spaces.  Such parking spaces shall be located below the first level of the garage, and the cost of such parking permits shall be billed to Subtenant or its employees by the operator of the parking garage.  The payment of the then prevailing monthly rate for such service shall be due each month, subject to the forfeiture of such parking privilege for non-payment.  Subtenant and its employees shall at all times abide by all rules and regulations promulgated by Landlord or the parking garage operator governing the use of the parking garage.  Sublandlord does not assume any responsibility for any damage or loss to any automobiles parked in the garage or to any personal property located therein, or for any injury sustained by any person in or about the garage.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

22.         Furniture.  The Premises shall be delivered to Subtenant empty of furniture except for the existing refrigerator, microwave and water filtration system, which shall remain in their present locations.  Subtenant shall be responsible to provide all furniture Subtenant desires to use in the Premises during the Term of this Sublease.

23.         Sublandlord Liability. The provisions of Section 14.E. of the Prime Lease are hereby incorporated in this Sublease and by this reference made a part hereof.  In furtherance thereof, for purposes of this Sublease, references in said Section 14.E. to “Lease” shall be construed to mean “Sublease,” references to “Tenant” shall be construed to mean “Sublandlord,” and references to “Landlord” shall be construed to mean “Subtenant”.

24.         Subtenant Signage; Lobby Attendant.

(a)           Subject to the approval of Landlord in accordance with the terms of the Prime Lease, Sublandlord shall install within the lobby of the Building either (i) a monument directory sign, or (ii) an electronic building directory, either of which shall be visible to Subtenant’s visitors.  If the directory is not electronic, then Subtenant shall be entitled to its pro rata share of the listings on such directory.  If the directory is electronic, then Subtenant shall be entitled to such reasonable number of listings as Subtenant may specify.

(b)           Subtenant shall be permitted, at its sole cost and expense and subject to Sublandlord’s reasonable approval, to place signage in the elevator lobby of the 4th floor of the Building.

(c)           Sublandlord acknowledges that the Building has a 24-hour lobby attendant, who may direct visitors to Subtenant’s offices.

25.         Common Area Usage.  Subtenant shall have the right to use the following common areas of the Building, subject to the terms set forth below.

(a)           Town Hall.  Not more than twice in any calendar month, Subtenant shall have the right to use one or more of the rooms that comprise Sublandlord’s “Town Hall” located on the first (1st) floor of the Building, at no cost to Subtenant, upon reasonable prior written notice to Sublandlord; provided, however, that (i) Subtenant’s right to use the Town Hall shall at all times be subject and subordinate to Sublandlord’s use, and to any other subtenant’s prior reservation, of the Town Hall; provided that, once Subtenant has reserved the Town Hall pursuant to the procedures established by Sublandlord, and such reservation has been accepted by Sublandlord, thereafter Sublandlord shall have no right to preempt, cancel or reschedule Subtenant’s use of the Town Hall at the reserved time without Subtenant’s concurrence, (ii) Subtenant shall be required to comply with the terms of the Prime Lease and such other reasonable rules and regulations that Sublandlord may require, and (iii) Subtenant shall be solely responsible at its expense for set-up and cleaning of the Town Hall.  Subtenant's right to use the Town Hall shall include use of the audio/visual equipment situated therein, provided that such use shall be under the supervision of Sublandlord’s personnel, and Subtenant shall reimburse Sublandlord for the hourly cost of such personnel.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(b)           Café; Catering Services.  Subtenant shall have the non-exclusive right to use the cafe located on the second floor of the Building during the facility’s regular hours of operation; provided, however, that nothing contained herein shall obligate Sublandlord to continue the operation of the café during the Term.  Food purchases at the café by Subtenant's employees shall be at the same prices charged to Sublandlord's employees.  In addition, Subtenant shall have the non-exclusive right to use the catering services provided by the operator of the café, which shall be billed to Subtenant by the operator of the café at the then prevailing rate for such service.

(c)           Fitness Facility.  Subtenant shall have the non-exclusive right to use the fitness facility located in the Building (the “Fitness Facility”), which shall be accessible to employees of Subtenant during the hours that it is available to employees of Sublandlord, by means of Building standard card key readers.  There will be no charge to Subtenant or its employees (other than increases in Additional Sublease Rent relating to the Fitness Facility) in connection with the use of the Fitness Facility.  Subtenant and its employees shall use the Fitness Facility at their own risk and will provide any customary certifications of waiver of liability as Sublandlord may reasonably request from time to time.

(d)           Roof Deck.  Subtenant shall have the right to use the roof deck of the Building (as identified in the Prime Lease) for private parties, events or functions, at no cost to Subtenant except for the payment of the cleaning charge, upon reasonable prior notice to Sublandlord; provided, however, that Subtenant’s right to use the roof deck shall at all times be subject and subordinate to Sublandlord’s use, and to any other subtenant’s prior reservation, of the roof deck, and provided further that Subtenant shall be required to comply with the terms of the Prime Lease and such other commercially reasonable non-discriminatory rules and regulations that Sublandlord may require.  Once Subtenant has reserved the roof deck pursuant to the procedures established by Sublandlord, and such reservation has been accepted by Sublandlord, thereafter Sublandlord shall have no right to preempt, cancel or reschedule Subtenant’s use of the roof deck at the reserved time without Subtenant’s concurrence.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

26.         Prime Lease.

(a)           Subtenant acknowledges that it has received and reviewed the Prime Lease.  Subtenant’s rights pursuant to this Sublease are subject and subordinate at all times to the Prime Lease and to all of the terms, covenants and agreements of the Prime Lease, except as expressly modified by this Sublease.  Subtenant shall not do or permit anything to be done in, or in connection with Subtenant’s use or occupancy of, the Premises, which would violate any of the terms, covenants or agreements of the Prime Lease.  Except as modified hereby, and except for the Excluded Sections (defined below) of the Prime Lease, (i) Subtenant covenants and agrees to perform, observe and fulfill all of Sublandlord’s obligations, duties, undertakings and covenants under the Prime Lease and (ii) Sublandlord shall have the same obligations to Subtenant and rights of Landlord against Subtenant with respect to this Sublease as the “Landlord” has with respect to and against the “Tenant” pursuant to the Prime Lease, and Subtenant shall have the same obligations to Sublandlord and rights of Subtenant against Sublandlord with respect to this Sublease as the “Tenant” has with respect to and against the “Landlord” pursuant to the Prime Lease.  In furtherance thereof, for purposes of this Sublease, references to the “Premises” in the Prime Lease shall be construed to mean the “Premises”; references to “Landlord” in the Prime Lease shall be construed to mean “Sublandlord”; references to “Tenant” in the Prime Lease shall be construed to mean “Subtenant”; and references to “Annual Base Rent” and “Monthly Base Rent” in the Prime Lease shall be construed to mean “Base Rent”.  The “Excluded Sections” are any provisions of the Prime Lease that are inapplicable to or conflict with this Sublease, including, without limitation, the following sections (except to the extent such sections include defined terms or other provisions required in the interpretation of sections that are not Excluded Sections): 1, 2, 3, 4, 5 (except as provided in Section 7 of this Sublease), 6, 10B. (except as provided in Section 8(b) of this Sublease), 11, 12, 13, 14 (other than Section 14.E., as provided in Section 24 of this Sublease), 17.A., 17.I, 20.B, 21, 22, 23 (except as provided in Section 8(b) of this Sublease), 24 and 25, 26.K, 26.L, and Exhibits A, B, C, D, F, G-1, G-2, H, J, K, N, O and P.

(b)           The Sublandlord may enforce directly against Subtenant any of the rights and remedies granted to the Landlord pursuant to the Prime Lease.  Nothing in this Sublease shall be construed or interpreted to grant any greater rights than the Sublandlord has received as Tenant from the Landlord pursuant to the Prime Lease.  Sublandlord agrees that, as long as no Default of Subtenant exists hereunder, Sublandlord will not (i) willfully take any action which would constitute a voluntary cancellation, termination or surrender under the Prime Lease, except in accordance with the express provisions thereof or (ii) amend, supplement or modify the Prime Lease in any manner that will adversely affect Subtenant’s rights or obligations hereunder.

(c)           Sublandlord represents and warrants that the Prime Lease is currently in full force and effect, and that Sublandlord has not received written notice from Landlord alleging any breach or default by Sublandlord under the Prime Lease.  Sublandlord shall not (i) do anything or suffer or permit anything to be done which could result in a default by Sublandlord under the Prime Lease, or (ii) cancel or terminate the Prime Lease except in accordance with the express provisions thereof.

27.         Broker.  Sublandlord and Subtenant represent to each other that they have not dealt with any brokers in connection with this Sublease, other than CB Richard Ellis Inc., on behalf of Sublandlord, and The Meyer Group, Ltd., on behalf of Subtenant (collectively, “Broker”) and the parties shall indemnify and hold each other harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation, including but not limited to reasonable attorneys’ fees, arising out of or relating to a respective breach of this representation.  Sublandlord shall pay, or cause the payment to, Broker any fee or commission due them in connection with this Sublease in accordance with a separate agreement or agreements.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

28.         Notice.  All notices required or desired to be given by either party to the other (a “Notice”) shall be personally delivered or sent by recognized overnight courier or by certified mail, return receipt requested, postage prepaid, and shall be effective upon actual receipt as verified by written acknowledgment of delivery (or evidence of refusal to accept the same) in the case of personal or overnight delivery and by the return receipt in the case of certified mail.  Any Notice to the respective parties shall be addressed and sent as follows:

To Sublandlord:	Mayer Brown LLP
1999 K Street, N.W.
Washington, D.C. 20006
Attention:  Partner-in-Charge - D.C. Office

with a copy to:	Mayer Brown LLP
1999 K Street, N.W.
Washington, D.C. 20006
Attention:  Director of Administration

To the Subtenant:	At the Premises
Attention:  General Counsel

with a copy to:	Federal Agricultural Mortgage Corporation
At the Premises
Attention:  Chief Operating Officer

or to such other address or addresses as either party may designate by a Notice given pursuant thereto.  Any notice sent in compliance with this Section shall be deemed given on the date of delivery in the case of hand-delivery, on the date of receipt or refusal to receive after mailing in the case of mailing, or on the next business day in the case of a recognized overnight delivery service.

29.         Jury Trial.  The parties hereby expressly waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Sublease or any matters whatsoever arising out of or in any way connected with this Sublease.

30.         Interpretation and Meaning.  All terms used in this Sublease shall have the same meaning as the terms used in the Prime Lease, unless specifically defined to the contrary in this Sublease.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

31.         Condition Precedent.  This Sublease shall not become effective unless and until the Landlord has consented to this Sublease and Subtenant’s Plans (as defined in the Work Letter) by providing written notice of its consent to Sublandlord.  Both Sublandlord and Subtenant agree to cooperate and to use reasonable efforts to obtain the written consent to this Sublease and Subtenant’s Plans from the Landlord.  Sublandlord shall pay for any attorneys’ fees and other expenses which the Landlord incurs in connection with this Sublease and which the Landlord thereafter bills Sublandlord in accordance with the Prime Lease.  If Sublandlord has not obtained Landlord’s consent within thirty (30) days after execution of this Sublease, then at any time thereafter prior to the obtaining of such consent from Landlord, either party shall have the right to terminate this Sublease by providing written notice of termination to the other, and this Sublease shall thereafter terminate and be of no further force or effect, and neither party shall have any further obligations or liabilities hereunder.

32.         Authority.  Each party represents and warrants to the other that it has the power and authority to enter into this Sublease, and that this Sublease is the valid and binding obligation of such party and is enforceable against it in accordance with its terms, subject to general equitable principles and creditors’ rights.

33.         Landlord’s Consent.  If Subtenant desires to take an action which, under the applicable provisions of the Prime Lease, requires the approval or consent of the Landlord, then Subtenant shall not take such action until the Landlord has provided its approval or consent in connection therewith as required under the Prime Lease.

34.         Hold-Over.  If Subtenant shall not immediately surrender the Premises at the end of the Term, then Subtenant shall, by virtue of this Sublease, become a tenant at sufferance at a monthly rental equal to the greater of (i) twice the monthly installment of Base Rent due just prior to the expiration or termination of the Term or (ii) the holdover rent and/or penalties incurred by Sublandlord under the terms of the Prime Lease due to Subtenant’s holdover in the Premises, commencing such monthly tenancy with the first day following the end of the Term.  Subtenant, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Sublease as though the tenancy had originally been a monthly tenancy.  During the holdover period, each party hereto shall give to the other at least thirty (30) days’ written notice to quit the Premises, except in the event of nonpayment of Base Rent when due, or of the breach of any other provision hereof by Subtenant, in which event, Subtenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being expressly waived.

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

35.         Damages.

(a)           Notwithstanding any provision of this Sublease to the contrary, in no event shall Sublandlord or Subtenant have any liability under this Sublease to the other party for lost profits or any other form of consequential damage or any form of punitive damage, provided that the foregoing shall not exclude liability of Subtenant for the payment of Rent payable by Subtenant hereunder and the damages due Sublandlord under Section 13 hereof if and to the extent such Rent or damages could be construed as lost profits, consequential damages or punitive damages.

(b)           Without limiting the generality of Section 35(a), in the event that the Prime Lease is terminated during the Term due to a default under the Prime Lease by Sublandlord (a “Termination Event”), the liability of Sublandlord to Subtenant as the result of the Termination Event shall be limited to (i) moving expenses actually incurred by Subtenant if Subtenant is required to relinquish possession of the Premises, and (ii) additional rent, if any, that Subtenant is required to pay under a new lease for space of comparable size and quality as the Premises located in Washington, D.C., over and above the amount of Base Rent and Additional Rent that Subtenant otherwise would have been required to pay under this Sublease over the remaining balance of the Term, which amounts shall be reimbursed to Subtenant promptly following Subtenant’s delivery to Sublandlord of evidence reasonably acceptable to Sublandlord that such amounts have been incurred by Subtenant.

36.           Miscellaneous.  This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease.  Any agreement hereafter made by Sublandlord and Subtenant shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto.  The covenants and agreement contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns.  In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.  The paragraph headings appearing herein are for purpose of convenience only and are not deemed to be a part of this Sublease.   This Sublease shall not be binding upon either party  unless and until both parties shall have executed and delivered a fully executed copy of this Sublease to the other party.

[Signatures follow on the next page]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease under seal on the day and year first above written.

WITNESS:	SUBLANDLORD:

MAYER BROWN LLP
an Illinois limited liability partnership

/s/ Emilie Madden	By:	/s/ Kenneth S. Geller	(Seal)
	Name:	Kenneth S. Geller
	Title:	Managing Partner

WITNESS:	SUBTENANT:

FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered corporation

/s/ Stephen P. Mullery III	By:	/s/ Jerome G. Oslick	(Seal)
	Name:	Jerome G. Oslick
	Title:	Sr. VP – General Counsel

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SUBLEASE EXHIBIT A

PRIME LEASE AND AMENDMENTS

1.	Lease, dated as of October 16, 2007, between 1925 K Associates, LLC (“Original Landlord”) and Sublandlord

2.	Memorandum of Lease, dated as of October 16, 2007, between Original Landlord and Sublandlord

3.	Escrow Agreement, dated as of October 16, 2007, among Original Landlord, Sublandlord and Tri-State Commercial Closings Inc.

4.	Letter Agreement, dated as of October 17, 2007, between Original Landlord and Sublandlord

5.	Guaranty, dated as of March 27, 2008, from Vornado Realty L.P. in favor of Sublandlord

6.	First Amendment to Lease, dated as of June __ (blank), 2008, between Original Landlord and Sublandlord

7.	Letter Agreement, dated January 30, 2009, between Vornado/Charles E. Smith and Sublandlord

8.	License Agreement for Roof Top Antenna, dated as of July 28, 2009, between Original Landlord and Sublandlord

9.	Second Amendment to Lease, dated as of August 27, 2009, between Original Landlord and Sublandlord

10.	Notice of Change of Ownership, dated September 1, 2009, from Original Landlord to Sublandlord

11.	Subordination, Non-Disturbance and Attornment Agreement, dated as of January __, 2010, among Westdeutsche Immobilienbank AG and Sublandlord and consented to by Landlord

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SUBLEASE EXHIBIT B

PREMISES

[attached]

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SUBLEASE EXHIBIT C

Work Letter

This is the Work Letter (“Work Letter”) referred to in the foregoing Sublease (the “Sublease”) made between MAYER BROWN LLP, an Illinois limited liability partnership (“Sublandlord”), and FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered corporation (“Subtenant”).  Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings assigned to them in the Sublease.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Sublease, Sublandlord and Subtenant agree as follows:

1.           Subtenant’s Work.  Subtenant shall, at Subtenant’s own cost and expense except for the Improvement Allowance (as hereinafter defined), perform all work (“Subtenant’s Work”) necessary or desirable to improve the Premises to a finished condition ready for the conduct of Subtenant’s business therein.  Subtenant’s Work may include, without limitation, the installation of additional (package) air conditioning equipment to provide after-hours heating, ventilating, and air conditioning to the Premises (which may utilize Sublandlord’s condenser water at no additional charge to Subtenant).  Subtenant’s Work shall be performed in accordance with Subtenant’s Plans (defined in Section 3(b)(i) hereof) approved in advance by Sublandlord, and subject to the other terms and conditions of this Work Letter and to the terms and conditions of the Sublease.  Subtenant’s Work shall not modify or adversely affect the structure or systems of the Building except as may be expressly permitted by Sublandlord and Landlord.

2.           Pre-Construction Documentation.

(a)           Not less than thirty (30) days prior to the commencement of Subtenant’s Work, Subtenant shall submit the following information and items to Sublandlord:

(i)           The scheduled commencement date of construction of Subtenant’s Work and the estimated date of completion of construction.

(ii)          An itemized statement of estimated construction cost, including permits and fees and architectural, engineering and contracting fees (the “Estimated Cost of Subtenant’s Work”).

(b)           All contracts with Subtenant’s Contractors (as defined in Section 5(c) below) shall be subject to the prior written approval of Sublandlord, which approval shall not be unreasonably withheld, delayed or conditioned, and Landlord to the extent required by the Prime Lease.

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(c)           Subtenant shall submit the following information and items to Sublandlord not less than five (5) days prior to commencement of construction of Subtenant’s Work:

(i)           The names and addresses of Subtenant’s Contractors.  Sublandlord and Landlord shall have the right to approve Subtenant’s Contractors and Subtenant shall employ as Subtenant’s Contractors only those persons or entities approved by Sublandlord, which approval shall not be unreasonably withheld, and Landlord to the extent required by the Prime Lease.

(ii)          An updated itemized statement of estimated construction cost, including permits and fees and architectural, engineering and contracting fees.

(iii)         Certified copies of insurance policies or certificates of insurance as hereinafter described.  Subtenant shall not permit Subtenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Sublandlord.

(iv)         A copy of a fully executed contract with each of Subtenant’s Contractors.

(d)           Subtenant will update such information and items by notice to Sublandlord of any changes.

3.           Submission of Drawings.  Subtenant shall comply with the following procedure for approval of Subtenant’s Plans by Sublandlord:

(a)           Subtenant shall deliver to Sublandlord five (5) black-and-white prints of a preliminary conceptual layout of the Premises for use in evaluation of space utilization in the Premises (“Space Plan”) prepared by VOA or another architect licensed in the District of Columbia, selected by Subtenant and approved by Sublandlord and Landlord (“Subtenant’s Architect”).  Sublandlord hereby approves the Space Plan prepared by VOA and dated November 3, 2010.  Not more than fifteen (15) days after the execution of this Sublease, Sublandlord shall notify Subtenant either of Landlord’s approval thereof, or of the changes reasonably required by Landlord.  If Sublandlord notifies Subtenant that changes are required, Subtenant shall promptly thereafter submit to Sublandlord, for Landlord’s approval, a Space Plan amended by Subtenant and Subtenant’s Architect in accordance with the changes so required.  Sublandlord shall notify Subtenant of Landlord’s approval or disapproval of the amended Space Plan within fifteen (15) days of Sublandlord’s receipt thereof and Subtenant shall have any changes to the Space Plan required by Landlord made promptly after the date Subtenant receives notice thereof.

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(b)           Following Landlord’s approval of the Space Plan, Subtenant shall deliver to Sublandlord for its approval, which approval shall not be unreasonably withheld, conditioned, or delayed by Sublandlord, five (5) black-and-white prints of Subtenant’s Plans prepared by Subtenant’s Architect based on the approved Space Plan.

(i)           “Subtenant’s Plans” means the plans and specifications (including architectural, mechanical and electrical working drawings) for the supply, installation and finishing in the Premises of Subtenant’s Work, including without limitation all partitions; doors and hardware; ceilings; wiring, lights and switches; heating, cooling and ventilation equipment and controls; telephone and electrical outlets; floor covering; drapes; built-ins; plumbing and fixtures; fire protection, fire warning and security systems; and other equipment and facilities attached to and forming part of the Building.

(ii)          Subtenant’s Plans shall be prepared at Subtenant’s sole cost and expense by Subtenant’s Architect.  Subtenant shall pay all fees and costs of Sublandlord’s or Landlord’s architect and engineer in reviewing the Space Plan, Subtenant’s Plans, specifications and drawings in the event such review is required by Sublandlord in its reasonable discretion, subject to the application of the Improvement Allowance.  In the event Landlord reviews the Space Plan, Subtenant’s Plans, specifications and drawings at a charge that is billed to Subtenant, then Sublandlord either shall not perform or shall not bill Subtenant for any separate review by Sublandlord.  If Sublandlord elects not to perform a separate review, then Landlord's approval of the Space Plan, Subtenant’s Plans, specifications and drawings shall also be deemed Sublandlord's approval for all purposes of this Work Letter.

(iii)         Not more than fifteen (15) days after receipt by Sublandlord of the Subtenant’s Plans, Sublandlord shall notify Subtenant either of its approval thereof or of changes required.  If Sublandlord notifies Subtenant that changes are required, Subtenant shall promptly submit to Sublandlord, for its approval, which approval shall not be unreasonably withheld, Subtenant’s Plans amended by Subtenant and Subtenant’s Architect in accordance with the changes so required.  Sublandlord shall  notify Subtenant of its approval or disapproval of the amended Subtenant’s Plans within fifteen (15) days after Sublandlord’s receipt thereof and Subtenant shall have any changes to the Subtenant’s Plans reasonably required by Sublandlord (or required by Landlord) promptly made. Upon Sublandlord’s notification to Subtenant of approval by Sublandlord of Subtenant’s Plans, Subtenant shall promptly submit Subtenant’s Plans for pricing and to appropriate authorities for the issuance of a building permit, if required.

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(iv)         Approvals or disapprovals on behalf of Sublandlord may be given by Sublandlord, or such architect or other representative as Sublandlord may from time to time designate.  Sublandlord shall give reasons for any disapproval.  Sublandlord’s approval shall not constitute an assumption by Sublandlord of responsibility for the accuracy or sufficiency of Subtenant’s Plans, for compliance with law or performance standards or otherwise.  Subtenant shall submit any changes to Subtenant’s Plans to Sublandlord for Sublandlord’s reasonable approval (and Landlord’s approval) before commencing any work with respect to such changes.  Unless otherwise agreed by Sublandlord, all drawings provided by Subtenant hereunder shall be of uniform size not exceeding 30” x 42” and to a minimum scale of one eighth inch equals one foot.

4.           Delivery of Premises; Commencement of Subtenant’s Work.

(a)           Sublandlord shall deliver the Premises to Subtenant within thirty (30) days after the Effective Date,  in their “as is” condition.  All of the terms and provisions of the Sublease shall be binding upon Subtenant from and after the date on which Subtenant takes possession of the Premises, except that Rent shall accrue only from and after the Commencement Date or during the Early Occupancy Period (as provided in Section 3(c) of the Sublease).

(b)          No construction work shall be undertaken or commenced by Subtenant in the Premises until:

(i)           Subtenant’s Plans have been submitted to and approved by Sublandlord and Landlord,

(ii)          all governmental approvals and permits required for the commencement of Subtenant’s Work, if any, have been obtained by Subtenant, and evidence thereof has been provided to Sublandlord,

(iii)         all required insurance coverages have been obtained by Subtenant, and evidence thereof provided to Sublandlord,

(iv)         items required to be submitted to Sublandlord prior to commencement of construction of Subtenant’s Work have been so submitted and have been approved, where required, and

(v)          Sublandlord has given written notice that the work can proceed.  Sublandlord agrees to give such notice within two (2) business days after Subtenant satisfies the requirements of subparagraphs 4(b)(i)-(iv).

5.           Standards of Design and Construction of Subtenant’s Work and Conditions of Subtenant’s Performance.  All work done in or upon the Premises by Subtenant shall be done according to the standards set forth in this Section 5, except as the same may be modified on Subtenant’s Plans approved by or on behalf of Sublandlord.

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(a)           All design and construction shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards.  Approval by Sublandlord of Subtenant’s Plans shall not constitute a waiver of this requirement or assumption by Sublandlord of responsibility for compliance.  Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.  Subtenant shall cause Subtenant’s Architect to become familiar with the foregoing design criteria and with all construction procedures which may be established by Landlord and Sublandlord for the Building in order to permit completion of proper and adequate architectural, mechanical, electrical, plumbing and fire protection working drawings for Subtenant’s Work in conformity with the standards provided for herein and in order to assure proper coordination of Subtenant’s Work with the construction of other tenants’ premises in the Building.

(b)           Subtenant shall, at its own cost and expense, obtain all required building permits and when construction has been completed shall, at its own cost and expense, obtain an occupancy permit for the Premises (if required), which shall be delivered to Sublandlord.

(c)           Subtenant may competitively bid Subtenant’s Work provided all contractors and subcontractors engaged by or on behalf of Subtenant for construction of Subtenant’s Work (collectively, “Subtenant’s Contractors”) shall be reasonably acceptable to Sublandlord and shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Sublandlord’s employees, contractors and subcontractors and with other contractors and subcontractors on the job site.  All work shall be coordinated with any general construction work in the Building in order not to adversely affect other work being performed by or for Sublandlord or its contractors and subcontractors.  Subtenant may also hire, at its sole cost (subject to the application of the Improvement Allowance), an independent construction manager.

(d)           Sublandlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Subtenant, subject to reimbursement by Subtenant for the reasonable actual costs thereof without any profit to Sublandlord, any work which is required as a result of Subtenant’s Work and (i) Sublandlord deems necessary, in its good faith commercially reasonable judgment, to be done on an emergency basis, or (ii) which pertains to repairs of Subtenant’s Work and other work in the Building.  If Sublandlord elects to exercise its rights under this Section 5(d), Sublandlord agrees to give Subtenant reasonable prior notice and to permit Subtenant an opportunity to perform such work, and if Subtenant does not timely perform such work, to consult with Subtenant about the completion of such work so as to minimize Subtenant’s costs without adversely impacting the Building’s structural components or mechanical, electrical, plumbing or fire protection systems.

(e)           Subtenant shall use only new, first-class materials in Subtenant’s Work, except (i) where explicitly shown in Subtenant’s Plans approved by Sublandlord (ii) for the re-use of existing Building materials.  On completion of Subtenant’s Work, Subtenant shall provide or cause to be provided to Sublandlord warranties of at least one (1) year duration against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of Subtenant’s Work.

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(f)           Subtenant’s Contractors, in performing work, shall not unreasonably interfere with other tenants and occupants of the Building.  Subtenant shall take all reasonable precautionary steps to protect its facilities and the facilities of others affected by Subtenant’s Work and to properly police same.  Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Sublandlord shall reasonably direct so as not to burden the construction or operation of the Building.

(g)           Sublandlord shall have the right to order Subtenant or any of Subtenant’s Contractors who have violated the requirements imposed on Subtenant or Subtenant’s Contractors pursuant to this Work Letter to cease work and remove their equipment and employees from the Building unless Subtenant or Subtenant’s Contractors, as the case may be, immediately comply with such requirements.  Sublandlord agrees to give Subtenant notice not later than the end of the prior working day before exercising such rights.

(h)           With respect to work performed by Landlord in accordance with Section 5(d), Subtenant shall pay Sublandlord for the reasonable cost of (i) all work performed by Sublandlord on behalf of Subtenant, (ii) all materials or labor furnished on Subtenant’s behalf, and (iii) all other amounts required to be paid by Subtenant to Sublandlord, within thirty (30) days from the date of Sublandlord’s invoice therefor, subject to the application of the Improvement Allowance.

(i)           During the construction of the Subtenant’s Work, Subtenant and its contractors shall not be obligated to pay for electricity, water or HVAC during normal business hours with respect to the Premises, provided that after-hours HVAC shall be paid for by Subtenant at Landlord's standard charges for the same.  Subtenant shall be entitled to non-exclusive use of freight elevators during normal business hours pursuant to Building rules and regulations at no cost to Subtenant.  The interiors of elevators used by Subtenant shall be adequately protected from damage in a manner reasonably satisfactory to Sublandlord.  Subtenant shall ensure that Subtenant’s Contractors remove all construction debris and shall not place debris in the Building’s waste containers.

(j)           Subtenant shall permit access to the Premises, and Subtenant’s Work shall be subject to inspection by Sublandlord, Landlord and their respective architects, contractors and other representatives, at all times during the period when Subtenant’s Work is being constructed and installed and following completion of Subtenant’s Work.

(k)           Subject only to circumstances over which Subtenant has no control and which could not have been avoided by Subtenant by the exercise of due diligence, Subtenant shall proceed with its work expeditiously, continuously and efficiently, and shall endeavor to complete the same prior to the Commencement Date.  Subtenant shall notify Sublandlord upon completion of Subtenant’s Work.

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(l)           In addition, upon completion of Subtenant’s Work, Subtenant shall notify Sublandlord and shall furnish Sublandlord with final waivers of liens and contractors’ affidavits, in such form as may be required by Sublandlord, Landlord, and Landlord’s title insurance company or lender, from all parties performing labor or supplying materials or services in connection with Subtenant’s Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building.  Subtenant shall furnish partial waivers of liens and contractors’ affidavits to Sublandlord from time to time during the course of construction upon Sublandlord’s or Landlord’s request covering those portions of such labor, materials and services which have been performed and supplied.  Subtenant shall submit to Sublandlord a detailed breakdown of Subtenant’s total construction costs, together with such evidence of payment as is reasonably satisfactory to Sublandlord.

(m)           Subtenant shall have no authority to deviate in any material respect from Subtenant’s Plans in performance of Subtenant’s Work, except as approved by Sublandlord and its designated representative in writing which approval shall not be unreasonably withheld to the extent that the requested deviation from Subtenant’s Plans does not modify or adversely affect the Building’s structure or systems.  Upon completion of Subtenant’s Work, Subtenant shall furnish to Sublandlord “as-built” drawings of Subtenant’s Work.

(n)           Sublandlord shall, at Sublandlord’s cost, have the right to run roof drainage lines, utility lines, pipes, duct work and component parts of all mechanical and electrical systems where necessary or desirable through existing conduits, walls and utility closets in the Premises, to repair, alter, replace or remove the same without substantially changing the location thereof, and to require Subtenant to install and maintain proper access panels thereto (consistent with industry practice in first-class buildings).

(o)           Subtenant shall impose on and enforce all applicable terms of this Work Letter against Subtenant’s Contractors, Subtenant’s Architect and Subtenant’s engineer.

(p)           Subtenant and Subtenant’s employees shall not be permitted to occupy the Premises for the purpose of conducting Subtenant’s business therein until Sublandlord’s or Landlord’s architect reasonably confirms that Subtenant’s Work has been substantially completed in accordance with the approved Subtenant’s Plans.

6.           Insurance and Indemnification.

(a)           In addition to any insurance which may be required under the Sublease, Subtenant shall secure, pay for and maintain or cause Subtenant’s Contractors to secure, pay for and maintain during the continuance of Subtenant’s Work, insurance in the following minimum coverages and limits of liability:

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(i)           Workmen’s Compensation and Employer’s Liability Insurance with limits of not less than $500,000.00 and as required by any Employee Benefit Acts or other statutes applicable where the work is to be performed as will protect Subtenant’s Contractors from liability under the aforementioned acts.

(ii)          Commercial General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $2,000,000.00 per occurrence, whether  involving bodily injury liability (or death resulting therefrom) or property damage liability, or a combination thereof, with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00.  Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Subtenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Subtenant’s Contractors or by anyone directly or indirectly employed by any of them.

(iii)         Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident.  Such insurance shall insure Subtenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Subtenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv)         “All-risk” builder’s risk insurance upon the entire Subtenant’s Work to the full insurable value thereof.  This insurance shall include the interests of Landlord, Sublandlord and Subtenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Subtenant’s Work and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief.  If portions of the Subtenant’s Work are stored off the site of the Building or in transit to said site are not covered under said “all-risk” builder’s risk insurance, then Subtenant shall effect and maintain similar property insurance on such portions of Subtenant’s Work.  If after such loss no other special agreement is made, the decision to replace or not replace any such damaged Subtenant’s Work shall be made in accordance with the terms and provisions of the Sublease.  The waiver of subrogation provisions contained in the Sublease shall apply to the “all-risk” builder’s risk insurance policy to be obtained by Subtenant pursuant to this paragraph.

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All such policies will be obtained from companies reasonably acceptable to Sublandlord and Landlord; and Subtenant shall cause Sublandlord, Landlord, Landlord’s managing agent, Vornado Realty Trust, Vornado Realty L.P., and any designee of Landlord to be named as an additional insured under such policies (except the workmen’s compensation policy).  Said endorsements shall also provide that all additional insured parties shall be given not less than thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that not less than ten (10) days’ prior written notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties.  At Subtenant’s request, Sublandlord shall furnish a list of names and addresses of parties to be named as additional insureds.  The insurance policies required hereunder shall be considered as the primary insurance and shall not call into contribution any insurance maintained by Sublandlord and Landlord.  Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

(b)           Performance of the Subtenant's Work shall be subject to the indemnification provisions contained in the Sublease.

7.           Improvement Allowance.

(a)           Sublandlord shall reimburse Subtenant for up to [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST] (being [REDACTED PORTION FILED SEPARATELY WITH SEC PURSUANT TO CONFIDENTIAL TREATMENT REQUEST] per square foot of rentable area of the Premises) (the “Improvement Allowance”) of the Cost of Subtenant’s Work (as hereinafter defined).  Subtenant shall pay the amount by which the Cost of Subtenant’s Work exceeds the Improvement Allowance.  The Improvement Allowance shall be paid out to Subtenant based upon ninety percent (90%) of the value of the work for which payment is requested (i.e., the value of such work prior to application of any retainage provided for in Subtenant's contract with Subtenant's Contractor) to reimburse Subtenant for the Cost of Subtenant’s Work.  Prior to the payment of any portion of the Improvement Allowance, Subtenant  shall deliver, or shall cause to be delivered to Sublandlord evidence that the work for which reimbursement is then being requested has been performed and paid for by Subtenant, which evidence shall include executed lien waivers, architect’s certificates, contractor’s statements, and owner’s statements covering the work for which reimbursement is requested from time to time.  Sublandlord covenants that it will make disbursements of the Improvement Allowance within thirty (30) days after receiving the foregoing required documentation.  At Subtenant's election, payments out of the Improvement Allowance shall be made by Sublandlord directly to Subtenant's Contractor, in which event any lien waivers delivered to Sublandlord in connection with a request for disbursement may be conditioned upon payment.  Funds paid to Subtenant from Sublandlord shall be deemed to be paid out of the Improvement Allowance until the full amount of the Improvement Allowance has been disbursed.  In no event shall Sublandlord be required to make more than one disbursement of the Improvement Allowance during any single calendar month.  Upon Subtenant’s completion of Subtenant’s Work and delivery to Sublandlord of final lien waivers and other evidence reasonably required by Sublandlord to confirm Subtenant’s Work has been completed and fully paid for, Sublandlord shall, promptly after written request from Subtenant, disburse to Subtenant any portion of the Improvement Allowance to which Subtenant has satisfied the requirements for disbursement but which was withheld by Sublandlord as the ten percent (10%) retainage.  The Improvement Allowance shall be available to pay for the cost of Subtenant’s Work and for so-called "soft costs", which include space planning, architectural and engineering fees, legal fees, construction management fees, moving costs, telephone and computer cabling and for furniture fixtures and office equipment and stationery.  If Subtenant does not use the entire Improvement Allowance as provided for in this Work Letter, Subtenant may convert any remaining portion of the Improvement Allowance (the "Excess") to abatement of Base Rent, commencing with the Base Rent payment due October 1, 2016 until such Excess is exhausted, but not later than October 1, 2018.

9

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(b)           If Sublandlord fails to disburse any portion of the Improvement Allowance as and when required by Section 7(a) of this Work Letter, Subtenant shall be entitled to a credit against Base Rent due and payable under the Sublease in the amount equal to the amount of the Improvement Allowance that was not disbursed by Sublandlord as and when required by Section 7(a), with interest accruing on such unpaid amount at the rate of 9% per annum.

8.           Cost of Subtenant’s Work.  “Cost of Subtenant’s Work” shall mean costs of all labor and materials, general contractor’s fees and any permit or license fees necessary for completion of construction of Subtenant’s Work. Sublandlord shall not be entitled to any construction coordination or supervision fee in connection with the Subtenant's Work, and Subtenant shall have no liability to pay any construction coordination fee payable to Landlord pursuant to the Prime Lease.

9.           Landlord’s Approval.  Notwithstanding anything to the contrary contained in the Sublease or this Work Letter, in each instance where Sublandlord’s approval or consent is required, Landlord’s approval shall be required to the extent required under the Prime Lease.

10.         Miscellaneous.

(a)           Charges due from Subtenant to Sublandlord pursuant to this Work Letter, if any, may be deducted by Sublandlord from any payment of the Improvement Allowance provided Sublandlord has delivered reasonable evidence of such charges to Subtenant.

10

CONFIDENTIAL TREATMENT FOR THIS EXHIBIT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION

PORTIONS OF THIS EXHIBIT HAVE BEEN REDATED, AND THE REDATED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(b)           If Subtenant’s Plans require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Sublandlord in the portion of the Building in which the Premises are located, Subtenant shall pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

(c)           This Work Letter shall not be deemed applicable to any additional office space added to the original Premises at any time or from time to time, whether by any options under the Sublease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Term of the Sublease, whether by any options under the Sublease or otherwise, unless expressly so provided in the Sublease or any amendment or supplement thereto.

(d)           With respect to any amounts owed by Subtenant hereunder and not paid when due or Subtenant’s failure to perform its obligations hereunder, Sublandlord shall have all of the rights and remedies granted to Sublandlord under the Sublease for non-payment by Subtenant of any amounts owed thereunder or failure by Subtenant to perform its obligations thereunder.

[END OF WORK LETTER]

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